EXHIBIT 99.2

Callon Petroleum Company Issues Guidance For Second Quarter, Full Year 2012

Natchez, MS (May 7, 2012)-Callon Petroleum Company (NYSE: CPE) is issuing guidance for the second quarter and full year 2012. The guidance, found in the table below, is expressed in ranges for the detailed components.

The following guidance estimates contain assumptions that we believe are reasonable. These estimates are based upon information that is available as of the date of this news release. We are not undertaking any obligation to update these estimates as conditions change or as additional information becomes available.

Second Quarter and Full Year 2012
Guidance Estimates
(In thousands, except per production unit amounts)

	Guidance for	Guidance for
	2nd Quarter 2012	Full Year 2012
Estimated production volumes:
Natural gas (Bcf)	0.9 --1.0	3.7 -- 4.1
Crude oil (Mbo)	210 -- 235	1,030 -- 1,160
Boe/d	4,000 -- 4,400	4,500 -- 5,000

Lease operating expenses	$5,000 -- $6,000	$24,000 -- $27,000

Severance Tax	$500 -- $1,000	$4,000 -- $5,000

General and administrative expenses:

Cash	$3,100 -- $3,400	$12,600 -- $13,400
Non-cash	1,500 -- 1,700	5,400 -- 6,600
Total	$4,600 -- $5,100	$18,000 -- $20,000

Interest expense:

Cash	$3,400 -- $3,750	$13,600 -- $15,000
Non-cash	(700) -- (750)	(2,600) -- (3,000)
Total	$2,700 -- $3,000	$11,000 -- $12,000

Medusa Spar LLC, net of tax	$75 -- $100	$350 -- $450

DD & A - per BOE	$ 32.00 -- $ 33.00	$ 29.00 -- $32.00

Accretion expense	$500 -- $600	$2,100 -- $2,400

Effective income tax rate	28%	28%

Cash income tax rate	—%	—%

Listed below are the outstanding hedges for crude oil per quarter for 2012 and 2013. We have no natural gas hedges in place for either year.

			6/30/2012	9/30/2012	12/31/2012
Crude Oil

Collars	Volume (Mbo)		75	75	75
	Ceiling		$122.00	$122.00	$122.00
	Floor		$90.00	$90.00	$90.00

Collars	Volume (Mbo)		75	75	75
	Ceiling		$125.00	$125.00	$125.00
	Floor		$95.00	$95.00	$95.00

		3/31/2013	6/30/2013	9/30/2013	12/31/2013

Collars	Volume (Mbo)	120	120	120	120
	Ceiling	$116.00	$116.00	$116.00	$116.00
	Floor	$90.00	$90.00	$90.00	$90.00

Callon Petroleum Company is engaged in the acquisition, development, exploration and operation of oil and gas properties in Texas, Louisiana and the offshore waters of the Gulf of Mexico.

This news release is posted on the company's website at www.callon.com and will be archived there for subsequent review. It can be accessed from the “News Releases” link at the top of the homepage.

This news release contains projections and other forward-looking statements (including statements about 2012 financial and operating performance) within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include:

•	general economic and industry conditions;

•	volatility of oil and natural gas prices;

•	uncertainty of estimates of oil and natural gas reserves;

•	impact of competition;

•	availability and cost of seismic, drilling and other equipment;

•	operating hazards inherent in the exploration for and production of oil and natural gas;

•	difficulties encountered during the exploration for and production of oil and natural gas;

•	difficulties encountered in delivering oil and natural gas to commercial markets;

•	changes in customer demand and producers' supply;

•	uncertainty of our ability to attract capital;

•	compliance with, or the effect of changes in, the extensive governmental regulations regarding the oil and natural gas business;

•	actions of operators of our oil and gas properties;

•	weather conditions; and

•	the risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those in our Annual Report for the year ended December 31, 2011 on Form 10-K.

The preceding estimates reflect our review of continuing operations only. These estimates do not take into account any material transactions such as sales of debt and equity securities, acquisitions or divestitures of assets, and formations of joint ventures. We continually review these types of transactions and may engage in one or more of these types of transactions without prior notice.

For further information contact
Rodger W. Smith 1-800-451-1294